Exhibit 5.1
(269) 337-7700 Fax: (269) 337-7701

February 8, 2018

Gemphire Therapeutics Inc.

17199 N. Laurel Park Drive, Suite 401

Livonia, Michigan 48152

Re:Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Gemphire Therapeutics Inc., a Delaware corporation (the “Company”), in connection with the public offering of 3,142,858 shares of the Company’s common stock (the “Shares”), par value $0.001 per share (the “Common Stock”) by the Company, including up to 471,429 shares that may be sold pursuant to the exercise of an option to purchase additional shares, pursuant to a Registration Statement on Form S-3 (File No. 333-220315) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”), the prospectus included in the Registration Statement and the prospectus supplement (the “Prospectus Supplement”) relating to the Shares filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  The Shares are to be sold to the underwriters for resale to the public as described in the Prospectus Supplement and pursuant to the underwriting agreement referred to in the Prospectus Supplement (the “Underwriting Agreement”).

Based upon our examination of such documents and other matters as we deem relevant, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and sold in accordance with the Registration Statement and the Prospectus Supplement, with payment received by the Company in the manner described in the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement and the Prospectus Supplement.  In giving such consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

350 East Michigan Avenue ∙ Suite 300 ∙ Kalamazoo, Michigan 49007-3800 Detroit ∙ Ann Arbor ∙ Bloomfield Hills ∙ Chicago Grand Rapids ∙ Kalamazoo ∙ Lansing

Gemphire Therapeutics Inc.

February 8, 2018

Very truly yours,

/s/ Honigman Miller Schwartz and Cohn LLP
Honigman Miller Schwartz and Cohn LLP

PDT/GLS/EJBY/REW

350 East Michigan Avenue ∙ Suite 300 ∙ Kalamazoo, Michigan 49007-3800 Detroit ∙ Ann Arbor ∙ Bloomfield Hills ∙ Chicago Grand Rapids ∙ Kalamazoo ∙ Lansing